SCHEDULE 14A INFORMATION

        Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.____)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive  Additional Materials
[ ]    Soliciting Material Pursuant to ss. 240.14a-1l(c) or ss. 240.14a-12


                           GREEN MOUNTAIN COFFEE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1)       Title of each class of securities to which transaction applies:
       .........................................................................
       2)       Aggregate number of securities to which transaction applies:
       .........................................................................
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
       .........................................................................
       4)       Proposed maximum aggregate value of transaction:
       .........................................................................
       5)       Total fee paid:
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[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)       Amount Previously Paid:
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       3)       Filing Party:
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       4)       Date Filed:
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                           GREEN MOUNTAIN COFFEE, INC.
                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  to be held on
                             Thursday, March 9, 2000
                             -----------------------


To Our Stockholders:

         The Annual Meeting of Stockholders of Green Mountain Coffee, Inc., a Delaware corporation (the "Company"), will be held at the Holiday Inn, 45 Blush Hill Road, Waterbury Vermont (directions enclosed) on March 9, 2000 at 10:30 a.m. to:

         1.     Elect eight directors.

         2. Transact such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on January 14, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of those stockholders will be open to examination by any stockholder for any purpose germane to the Meeting during ordinary business hours at the executive offices of the Company for a period of 10 days before the Meeting.

         All stockholders are cordially invited to attend the Meeting.

                                                  Sincerely,


                                                  Robert D. Britt
                                                  Secretary

Waterbury, Vermont
January 21, 2000



All stockholders are urged to attend the Meeting in person or by proxy. Whether or not you expect to be present at the Meeting, please mark, sign and return the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.



                           GREEN MOUNTAIN COFFEE, INC.
                                 33 Coffee Lane
                            Waterbury, Vermont 05676
                            ------------------------

                                 Proxy Statement
                                 ---------------

INTRODUCTION

         The accompanying proxy is solicited by the Board of Directors (the "Board") of Green Mountain Coffee, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"). The Annual Meeting will be held on Thursday, March 9, 2000 at 10:30 a.m. at the Holiday Inn, 45 Blush Hill Road, Waterbury, Vermont. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of record on or about February 7, 2000.

         The Company is a Delaware holding company whose only asset is the stock of Green Mountain Coffee Roasters, Inc., a Vermont corporation ("Roasters"). As used in this proxy statement, unless the context otherwise requires, references to the "Company" or "Green Mountain" include the Company and Roasters.

VOTING

         To vote by proxy, please mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided.

         As of the close of business on January 14, 2000, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, 3,398,008 shares of the Company's common stock, par value $0.10 per share, were outstanding. The presence in person or by proxy of a majority of the total number of outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

         Each stockholder is entitled to one vote for each share of common stock held as of the record date. Stockholders may not cumulate votes for the election of directors. Directors are elected by plurality vote. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval has been obtained, but are counted for quorum purposes.

SOLICITATION AND REVOCATION OF PROXIES

         If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the eight directors proposed by the Board. In addition, shares represented by your proxy will be voted in the named proxies' discretion on any matter of which the Company did not have notice by January 6, 2000, and, to the extent permitted by law, on any other business that may properly come before the Meeting and any adjournments. Your proxy will only be used at the Annual Meeting and any adjournments.

         Once you execute and return your proxy to the Board, you may revoke or change it at any time before it is voted at the Annual Meeting by: (i) delivering a written notice of revocation to the Secretary of the Company at 33, Coffee Lane, Waterbury, Vermont 05676; (ii) delivering another signed proxy to the Secretary; or (iii) attending the Annual Meeting and voting in person.

         The Company will bear the entire cost of soliciting the proxies. In addition to solicitation by mail, the directors, officers and other employees of the Company may solicit proxies in person, by telephone or by other means without additional compensation. The Company does not presently intend to retain professional proxy solicitation assistance or to solicit proxies otherwise than as described.

PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders intended to be included in the Company's proxy materials for presentation at the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company at 33 Coffee Lane, Waterbury, Vermont 05676 by September 22, 2000.

         SEC rules provide that the Company will not have discretionary authority to vote shares under proxies it solicits concerning matters submitted by a stockholder if the stockholder submits the matter to the Company by a certain date. That date for the Company's 2001 Annual Meeting of Stockholders is currently December 22, 2000.


                                    PROPOSAL
                              Election of Directors

         At the Annual Meeting, eight directors will be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Management recommends that you vote FOR each of the nominees below. The Board knows of no reason why any nominee might be unable or unwilling to serve.

         The following sets forth the names and ages of the eight nominees for election to the Board of Directors of the Company and their respective positions with the Company.

                             Year First
Name                     Age  Elected          Positions with the Company
------------------------ --- ---------- ----------------------------------------
Robert P. Stiller         56    1993    Chairman of Board of Directors,
                                        President and Chief Executive Officer
Robert D. Britt           44    1993    Chief Financial Officer, Vice President,
                                        Treasurer, Secretary and Director
Stephen J. Sabol          38    1993    Vice President and Director
Jonathan C. Wettstein     51    1994    Vice President and Director
William D. Davis(1)       50    1993    Director
Jules A. del Vecchio(1)   56    1993    Director
Hinda Miller(1)           49    1999    Director
David E. Moran(1)         46    1995    Director

----------
(1) Member of Audit and Compensation Committees of the Board of Directors

Certain biographical information regarding each director of the Company is set forth below:

Robert P. Stiller, founder of Roasters, has served as its President and a director since its inception in July 1981. In September 1971, Mr. Stiller co-founded Robert Burton Associates, a company engaged in the development and sale of E-Z Wider products and served as its President and director until June 1980, when Robert Burton Associates was sold.

Robert D. Britt has served as Chief Financial Officer of Roasters since May 1993. Prior to May 1993, Mr. Britt held financial, managerial and/or consulting positions at Engineered Coatings, Inc., FCR, Inc., Ernst & Young, CIGNA Corporation and KPMG Peat Marwick. Mr. Britt is a Certified Public Accountant and holds a Master of Business Administration from the Wharton School at the University of Pennsylvania.

Stephen J. Sabol has served as Vice President of Sales of Roasters since September 1996. Mr. Sabol served as Vice President of Branded Sales of Roasters from August 1992 to September 1996. From September 1986 to August 1992, Mr. Sabol was the General Manager of Roasters responsible for overall performance of the wholesale division in Maine and New Hampshire.

Jonathan C. Wettstein has served as Vice President of Operations of Roasters since April 1993. From June 1974 to April 1993, Mr. Wettstein was employed by Digital Equipment Corporation in a variety of positions including Plant Manager, Order Administration Manager, Marketing Manager, Business and Materials Manager and Product Line Controller. Mr. Wettstein holds a Master of Business Administration from the Harvard Business School.

William D. Davis is currently Member and Chairman of Rondele Acquisition LLC, dba Rondele Specialty Foods. Mr. Davis joined Rondele Foods as Partner in January 1996, and became Chairman of Rondele Acquisition LLC (a newly formed company) in December 1998. Prior to this, Mr. Davis served as a Partner of Waterbury Holdings of Vermont, a specialty foods holding company, from March 1995 to December 1998. He also served as CEO of Waterbury Holdings from March 1995 through January 1998. In his association with Waterbury Holdings, Mr. Davis held the position of Partner and CEO of the company's affiliates including McKenzie LLC, All Season's Kitchen LLC, Franklin County Cheese Corporation, and Frank Hahn Incorporated. From January 1985 to October 1994, Mr. Davis was President and Chief Executive Officer of Cabot Creamery Cooperative, Inc., a dairy food manufacturer.

Jules A. del Vecchio is currently a Vice President of New York Life Insurance Company and is responsible for communications and agent management and training. Mr. del Vecchio has been affiliated with New York Life Insurance Company since 1970.

Hinda Miller is currently President of DeForest Concepts, a consulting firm specializing in small business and the promotion of women entrepreneurs, and a member of several Boards of Directors, including Vermont Country Store and New England Culinary Institute. Ms. Miller co-founded Jogbra, Inc. in 1977, the original maker of the "jogbra" women's sports garment. Ms. Miller served as President of Jogbra, Inc. from 1977 until 1990, and continued to serve as such when the company was bought by Playtex Apparel, Inc. in 1990. In 1991, when Playtex Apparel was sold to Sara Lee Corp., Ms. Miller continued her leadership as President until 1994. In May 1994, she became CEO of the Champion Jogbra division of Sara Lee. From January 1996 through December 1997, Ms. Miller served as Vice President of Communications for the same division.

David E. Moran is currently Managing Partner of Fusion5, an innovation consulting company. From July 1995 through July 1999, Mr. Moran was a Partner in the Cambridge Group, a management consulting company focused on marketing. Before joining the Cambridge Group, he was a partner at Marketing Corporation of America from July 1984 to June 1992. Earlier in his career Mr. Moran spent ten years in brand management at General Foods and International Playtex. While at General Foods, he was Brand Manager of several of its Maxwell House coffee brands.

         Officers are elected annually and serve at the discretion of the Board of Directors. None of the Company's directors or officers has any family relationship with any other director or officer, except for Robert P. Stiller and one of the Company's directors, Jules del Vecchio, whose wives are sisters.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors of the Company met six times in fiscal 1999. During that year each of the directors attended at least 75% of the aggregate of all meetings of the Board and of all Committees of which he or she was a member. The Company does not have a standing nominating committee.

         Audit Committee.
         ----------------
         The Audit Committee reviews the engagement of the independent accountants and their independence. It also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. In fiscal 1999, the Audit Committee was composed of Ms. Miller and Messrs. Davis, del Vecchio and Moran. The Committee met three times during fiscal 1999.

         Compensation  Committee.
         ------------------------
         The Board's standing Compensation Committee, composed of non-employee directors, establishes, implements and monitors the strategy, policies and plans of the Company and its subsidiaries for the compensation of all executive officers of the Company and its subsidiaries. Its duties include reviewing and determining the compensation of the executive officers of the Company and its subsidiaries, including setting any Company, subsidiary or business unit performance goals. Directors Davis, del Vecchio, Miller and Moran constituted this Committee in fiscal 1999. The Committee met four times during fiscal 1999.

         The Board of Directors of the Company recommends a vote FOR the election of each of the eight nominees to the Board of Directors under this Proposal.

PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of December 31, 1999 for
(1) each of the Company's directors and nominees, (2) all directors and executive officers of the Company as a group, (3) each Named Executive Officer and (4) each person known by the Company to own beneficially 5% or more of the outstanding shares of its common stock:

                                      Number of Shares of
                                          Common Stock     Percent Ownership
            Name and Address              Beneficially      of Common Stock
           of Beneficial Owner               Owned            Outstanding
------------------------------------  -------------------  -----------------

Robert P. Stiller(1)                            1,757,751              51.1%
c/o Green Mountain Coffee, Inc.
33 Coffee Lane
Waterbury, Vermont 05676

Robert D. Britt(2)                                 62,338               1.8%
c/o Green Mountain Coffee, Inc.
33 Coffee Lane
Waterbury, Vermont 05676

James K. Prevo(3)                                  30,027               0.9%
c/o Green Mountain Coffee, Inc.
33 Coffee Lane
Waterbury, Vermont 05676

Stephen J. Sabol(4)                                29,761               0.9%
c/o Green Mountain Coffee, Inc.
33 Coffee Lane
Waterbury, Vermont 05676

Jonathan C. Wettstein(5)                           68,901               2.0%
c/o Green Mountain Coffee, Inc.
33 Coffee Lane
Waterbury, Vermont 05676

William D. Davis(6)                                12,000               0.3%
c/o Rondele Specialty Foods
8100 Highway K South
Merrill, WI 54452

Jules A. del Vecchio(6)(7)                         28,574               0.8%
c/o New York Life Insurance Co.
51 Madison Avenue
New York, New York 10010

David E. Moran(8)                                  10,000               0.3%
c/o Fusion5
39 Riverside Avenue
Westport, CT  06880

Hinda Miller                                          500                 *
c/o Deforest concepts
84 Deforest Heights
Burlington, VT 05401

Hathaway & Associates                             250,000               7.3%
119 Rowayton Avenue
Rowayton, Connecticut 06853

All directors and executive                     2,092,762              57.1%
officers as a group (12 persons)(9)

----------
(1) Includes an aggregate of 117,870 shares of common stock held by Trusts for the benefit of Mr. Stiller's wife and children and excludes shares owned by relatives of Mr. Stiller, if any, as to which Mr. Stiller disclaims beneficial ownership.

(2) Includes 57,838 shares of common stock for Mr. Britt issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 4,500 shares over which Mr. Britt shares voting and investment power with his wife.

(3) Includes 27,939 shares of common stock for Mr. Prevo issuable upon exercise of outstanding stock options exercisable within 60 days.

(4) Includes 10,814 shares of common stock for Mr. Sabol issuable upon exercise of stock options exercisable within 60 days.

(5) Includes 59,430 shares of common stock for Mr. Wettstein issuable upon exercise of outstanding stock options exercisable within 60 days.

(6) Includes for each person 5,000 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days.

(7) Includes 23,574 shares held of record by Phyllis Brennan Hoffman, Mr. del Vecchio's wife.

(8) Includes 10,000 shares of common stock issuable upon exercise of outstanding stock options excercisable within 60 days.

(9) Includes an aggregate of 227,639 shares of common stock issuable upon exercise of stock options held by certain officers of the Company that are exercisable within the next 60 days.

 * Less than 0.1%

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and the NASDAQ. SEC rules require reporting persons to supply the Company with copies of these reports.

         Based solely on its review of the copies of such reports received and written representations from reporting persons, the Company believes that with respect to the fiscal year ended September 25, 1999, all reporting persons timely filed the required reports except:

           Name        Number of late reports     Number of transactions covered
--------------------   ----------------------     ------------------------------
William D. Davis                 1                              1
Jules A. del Vecchio             1                              1
Kevin G. McBride                 1                              3*
Hinda Miller                     1                              1
David E. Moran                   1                              1

*covering an aggregate of 2,600 shares purchased.


EXECUTIVE COMPENSATION

                          Compensation Committee Report
                       Executive Compensation for FY 1999

         The Compensation Committee of the Board of Directors is composed of outside, independent directors, none of whom is currently or was formerly an officer or employee of the Company. It is responsible for establishing and monitoring the compensation strategy, policies and plans for all executive officers of the Company and determines their compensation packages.

         The Compensation Committee's fiscal year 1999 policy was to compensate the executive officers in ways that would: (1) encourage Company growth and profitability, (2) maintain market-competitive compensation, and (3) reward superior performance by the executive officers. The factors and criteria upon which the Committee determined the fiscal year 1999 base compensation of its executive officers were, with the exception of market benchmarking, subjective in nature, such as its perception of each executive officer's performance, experience, responsibilities and skills. Bonuses, except for a certain portion earned by the Vice President of Sales which was based on meeting certain sales targets, were based on the Company achieving certain earnings per share targets and were capped at $15,000 ($100,000 for the President and CEO). The Committee believes that this approach was in the best overall interest of the Company and its Stockholders.

         The Compensation Committee was assisted in its review and evaluation of executive compensation by compensation consultants. The Chief Executive Officer recommended fiscal year 1999 salary and bonus targets for each executive officer which reflected a benchmark to market by the consultants. The Committee accepted the recommendations.

         The Committee established the salary and bonus for the Chief Executive Officer, which it also benchmarked to market compensation rates with the help of the consultants.

                  Submitted by the 1999 Compensation Committee,

                                William D. Davis
                              Jules A. del Vecchio
                                  Hinda Miller
                                 David E. Moran


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity one of whose executive officers or directors is a director of the Company.

PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from September 24, 1994 though September 25, 1999, with the cumulative total return for (i) the Nasdaq National Market Index (U.S. Companies) and (ii) the Standard & Poor's Small Cap Non-Alcoholic Beverage Index. The comparison assumes that $100 was invested on September 24, 1994 in the Company's Common Stock at the closing "ask" price of $5.25, and in each of the foregoing indices, assuming reinvestment of dividends, if any. The comparison reflected in the graph and table is not intended to forecast the future performance of the Company's Common Stock and may not be indicative of such future performance.

                                [GRAPHIC OMITTED]


                               9/24/94   9/30/95   9/28/96   9/27/97   9/26/98   9/25/99
                               -------   -------   -------   -------   -------   -------
Green Mountain Coffee, Inc.    $100.00   $114.29   $135.71   $200.00   $100.00   $157.14
NASDAQ - US Index              $100.00   $139.40   $165.88   $226.54   $238.38   $374.29
S&P Beverage Small Cap Index   $100.00   $126.85   $146.93   $227.13   $192.06   $224.08


                           SUMMARY COMPENSATION TABLE

         The following table sets forth the aggregate compensation, cash and non-cash, awarded to, earned by or paid by the Company to its President and Chief Executive Officer and to the four highest-paid executive officers whose annual compensation (consisting solely of base salary and bonus, if any) exceeded $100,000 for the year ended September 25, 1999 (the "Named Executive Officers"):

                                                                                    Long Term
                                              Annual Compensation                  Compensation
                                       -----------------------------------------------------------
                                                                  Other             Securities
             Name and         Fiscal    Salary      Bonus      Compensation         Underlying
        Principal Position     Year       ($)        ($)            ($)            Stock Options
----------------------------  ------   --------    -------    --------------    ------------------
Robert P. Stiller
Chairman of the Board of        1997    244,150       -               -                  -
  Directors, President and      1998    251,621     75,000          5,588(1)             -
  Chief Executive Officer       1999    251,843    100,000            193(1)             -

Robert D. Britt
Chief Financial Officer,        1997    120,924       -             2,896(1)             -
  Vice President, Treasurer,    1998    122,957     20,000          2,958(1)          10,000(3)
  Secretary and Director        1999    138,257     15,000          3,952(1)          10,000(2)(3)

James K. Prevo
Vice President and              1997    100,383       -             2,238(1)           6,000(3)
  Chief Information Officer     1998    106,157     35,000          2,675(1)          17,000(3)
                                1999    124,613     15,000          3,623(1)          10,000(2)(3)

Stephen J. Sabol
Vice President of Sales         1997    130,013       -             1,949(1)             -
  and Director                  1998    132,343     10,000          2,903(1)          10,000(3)
                                1999    139,591     55,000         81,938(4)          10,000(3)

Jonathan C. Wettstein
Vice President of Operations    1997    124,625          -          3,113(1)             -
  and Director                  1998    127,072     13,000          3,132(1)          16,000(3)
                                1999    142,929     15,000          3,898(1)          10,000(2)(3)

----------
(1) Represents matching contributions to the Company's 401(k) Plan.

(2) The term of outstanding options to purchase 47,148 shares held by Mr. Britt, 11,787 shares held by Mr. Prevo and 47,148 shares held by Mr. Wettstein were extended on December 21, 1999 for an additional five years and now expire in 2008. The exercise price of these options exceeded the fair market value of the common stok at the date of the extension.

(3) Represents common stock shares issuable upon exercise of options granted under the Company's 1993 and/or 1999 Stock Options Plans.

(4) Represents $77,816 of compensation related to the reimbursement of taxes paid on certain option exercise income and $4,122 of matching contributions to the Company's 401(k) Plan.

EMPLOYMENT AGREEMENT

         On March 26, 1993, Roasters entered into an employment agreement with Robert D. Britt, its Chief Financial Officer, Vice President, Treasurer and Secretary. The employment agreement provides that Mr. Britt will receive a minimum base annual salary of $100,000, subject to certain annual cost of living adjustments, performance based bonuses to be determined from time to time by the Board of Directors and additional compensation up to a maximum of 200% of his then base annual salary payable over 24 months in the event of a sale of all or substantially all of the stock or assets of the Company or a merger or consolidation of the Company in which the Company is not the surviving entity or any transaction or series of related transactions resulting in Mr. Stiller owning less than 50% of the Company's issued and outstanding common stock. In addition, Mr. Britt is entitled to a severance payment equal to 50% of his then base annual salary in the event that he is terminated for any reason other than
(i) for cause or (ii) his voluntary resignation. The employment agreement may be terminated at any time by Roasters or Mr. Britt.

         On July 1, 1993, Roasters entered into an employment agreement with Stephen J. Sabol, its Vice President of Sales. The employment agreement provides that Mr. Sabol will receive a minimum base annual salary of $120,000 and performance based bonuses to be determined from time to time by the Board of Directors. The employment agreement may be terminated at any time by Roasters or Mr. Sabol.

         On July 1, 1993, Roasters entered into an employment agreement with Jonathan C. Wettstein, its Vice President and Plant Manager. The employment agreement provides that Mr. Wettstein will receive a minimum base annual salary of $115,000, performance based bonuses to be determined from time to time by the Board of Directors and additional compensation up to a maximum of 100% of his then base compensation in the event of a sale of all or substantially all of the stock or assets of the Company or a merger or consolidation of the Company in which the Company is not the surviving entity. In addition, Mr. Wettstein is entitled to a severance payment consisting of 50% of his then base annual salary in the event that he is terminated for any reason other than (i) for cause or
(ii) his voluntary resignation. The employment agreement may be terminated at any time by Roasters or Mr. Wettstein.

         Each of the above employment agreements also provides that the officer shall not (i) disclose or use any confidential information of the Company during or after the term of his agreement, (ii) compete with the Company or any of its affiliates during the term of his agreement, or in certain circumstances, for a period of six months thereafter or (iii) recruit any employee of the Company for employment in any other business competitive with the Company for a period of one year after the termination of his agreement.

The following table sets forth certain information concerning grants of stock options made to the Named Executive Officers pursuant to the Company's 1999 Stock Option Plan during the fiscal year ended September 25, 1999:

                        OPTION GRANTS IN LAST FISCAL YEAR

                            Number of      Percent of Total  Exercise or
                           Securities      Options Granted    Base Price              Present Value
                           Underlying      to Employees in    Per Share   Expiration    at Date of
        Name           Options Granted(1)    Fiscal Year         ($)         Date      Grant ($)(2)
---------------------  ------------------  ----------------  -----------  ----------  -------------
Robert P. Stiller               -                 -               -           -             -
Robert D. Britt              10,000              3.9%           5.625       1/8/09       40,520
James K. Prevo               17,000              6.6%           5.625       1/8/09       68,884
Stephen J. Sabol             10,000              3.9%           5.625       1/8/09       40,520
Jonathan C. Wettstein        16,000              6.2%           5.625       1/8/09       64,832

----------
(1) The options, which were granted under the Company's 1999 Stock Option Plan, generally become exercisable over a four-year period, one quarter of such options vesting each year commencing one year after the date of the grant.

(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Corporation's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Present Value at Date of
Grant: an expected life of 7 years, an average volatility of 70%, no dividend yield, and a risk-free interest rate of 5.33%.

AGGREGATED OPTIONS EXERCISES

         The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the fiscal year ended September 25, 1999 by each of the Named Executive Officers and the final year-end value of unexercised options.

                           AGGREGATED OPTION EXERCISES
                   IN THE FISCAL YEAR ENDED SEPTEMBER 25, 1999
                          FISCAL YEAR END OPTION VALUES

                        Shares
                       Acquired               Number of Unexercised     Value ($) of Unexercised
                          on       Value            Options              "In-the-Money" Options
        Name           Exercise  Realized        at Fiscal Year-End       at Fiscal Year-End(1)
                                           Exercisable  Unexercisable  Exercisable  Unexercisable
---------------------  --------  --------  -----------  -------------  -----------  -------------
Robert P. Stiller          -         -             -              -            -              -
Robert D. Britt            -         -          55,338         13,334       10,844         26,250
James K. Prevo             -         -          23,689         23,334        2,711         44,625
Stephen J. Sabol           -         -           8,314         13,334          -           26,250
Jonathan C. Wettstein      -         -          55,430         19,334       10,844         42,000

----------
(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.

BOARD OF DIRECTORS COMPENSATION

         Directors are elected annually by the Company's stockholders. Each director (other than those who are also officers of the Company) is paid a retainer and is reimbursed for ordinary and necessary travel expenses incurred in connection with attendance at each Board meeting. The annual retainer in fiscal 1999 was $8,000.

         In addition, the Company has granted stock options from time to time to its outside directors. In fiscal 1999 it granted new director Ms. Miller ten-year non-statutory options to purchase 5,000 shares and long-time directors Mssrs. Davis, del Vecchio and Moran ten-year non-statutory options to purchase the following number of shares: Mr. Davis, 8,000 shares, Mr. del Vecchio, 8,000 shares and Mr. Moran, 7,500 shares. All of these options are exercisable at $5.875 per share. 5,000 of the options granted to each of the long-time directors were immediately exercisable upon grant. The balance of these grants and all of Ms. Miller's grants become exercisable over four years. Mr. Moran also holds 5,000 options exercisable at $6.25 which expire on November 27, 2000.

CERTAIN TRANSACTIONS

         Mr. Stiller has guaranteed the repayment of the indebtedness incurred by the Company to the Central Vermont Economic Development Corporation. See Note 8 of "Notes to Consolidated Financial Statements" in the accompanying Annual Report to Stockholders for a description of the terms of such indebtedness.

         During fiscal 1999, the independent directors approved a total of $650,000 in personal loans to Mr. Stiller. The largest aggregate loan amount outstanding at any time during fiscal 1999 was $500,000. One note in the amount of $250,000, issued September 24, 1999, was outstanding on September 25, 1999, the end of the fiscal year. Subsequent to the end of fiscal 1999, additional loans of a total of $200,000 have been made. Interest accrues on the unpaid principal of the loans at the prime rate as reported in the Wall Street Journal and is payable upon the maturity of each note. Mr. Stiller expects to repay these loans during fiscal 2000 and has repaid $240,000 and paid all accrued interest on the loans as of January 15, 2000, the end of the Company's fiscal 2000 first quarter. The remaining loan balance owed by Mr. Stiller is $210,000 at January 15, 2000. The Board of Directors believes the terms of these loans are no more favorable to Mr. Stiller than he could obtain from institutional lending sources, and believes the loans benefited the Company by permitting Mr. Stiller to delay planned sales of certain of his shares in the Company, while the Company conducted a series of stock repurchase programs.

         Any future transactions between the Company and its officers, directors, principal stockholders or other affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent and disinterested directors upon their conclusion that it may reasonably be expected to benefit the Company.

OTHER BUSINESS

         The Board of Directors is not aware of any matters not set forth herein that may come before the Annual Meeting. However, if other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote as the Board of Directors directs.

INDEPENDENT AUDITORS

         PricewaterhouseCoopers LLP served as the Company's independent accountants for fiscal year 1999. The Company expects that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.

         The Corporation has not selected auditors for the current fiscal year. The Board of Directors and its Audit Committee will make this decision later in the year.


                                             By order of the Board of Directors,


                                             Robert D. Britt
Dated:  January 21, 2000                     Secretary

                            DIRECTIONS TO HOLIDAY INN
                               45 Blush Hill Road
                            Waterbury, Vermont 05676


FROM I-89 - BOSTON, MA
1.     Take Route 93 North to Route 89 North (just  South of  Concord,  NH)
2.     Take exit 10  (Waterbury - Stowe)
3.     Turn right (North on Route 100) at the end of the exit ramp
4. Take the first left (100 yards), up Blush Hill Road, into the Holiday Inn parking lot

FROM I-89 - BURLINGTON, VT
1.     Take Route 89 South (toward Montpelier)
2.     Take exit 10 (Waterbury, Stowe)
3.     Turn left (North on Route 100) at the end of the ramp
4.     Cross over I-89
5. Take the first left (100 yards), up Blush Hill Road, into the Holiday Inn parking lot

FROM WAITSFIELD/WARREN
1.     Take Route 100 North
2.     Turn left on Route 2 and go through Waterbury
3. Turn right (continuing on Route 100 North) after going under the railroad bridge
4.     Cross over I-89
5. Take the first left (100 yards), up Blush Hill Road, into the Holiday Inn parking lot

FROM STOWE/MORRISVILLE
1.     Take Route 100 South towards I-89
2.     You will pass between a Mobil and an Exxon
3. Turn right (before the ramp to I-89) up Blush Hill Road, into the Holiday Inn parking lot.


For further assistance:  Holiday Inn - Stowe/Waterbury  (802) 244-7822

                             APPENDIX A: PROXY CARD

                                   Detach Here

                           GREEN MOUNTAIN COFFEE, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held March 9, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Robert P. Stiller and Robert D. Britt, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Green Mountain Coffee, Inc. (the "Company") to be held at the Holiday Inn, 45 Blush Hill Road, Waterbury, Vermont on Thursday, March 9, 2000 at 10:30 a.m., and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

1.       Proposal 1 - To elect eight directors.

         Nominees:    Robert P.  Stiller,  Robert  D. Britt,  Stephen J.  Sabol,
         Jonathan C. Wettstein, William D. Davis, Jules A. del Vecchio, Hinda Miller and David E. Moran.

         [__] FOR all nominees              [__] WITHHELD from all nominees

         [__] FOR, except vote withheld from the following nominees:

         ___________________________________________

2. In their discretion on any matter of which the Company did not have notice by January 6, 2000, and, to the extent permitted by law, on any other business that may properly come before the Meeting and any adjournments.

                            (Please sign on reverse.)

This proxy will be voted as directed or, if no direction is given, will be voted FOR the nominees under Proposal 1, and in the proxies' discretion (to the extent described above) on all other matters that may properly come before the Meeting. If this proxy is not marked to withhold authority to vote for any nominee it will be voted FOR all nominees.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on this card. If it is inaccurate please include your correct address below.

                                    Dated: _______________________________, 2000


                                      ------------------------------------------
                                                     (Signature)

                                      ------------------------------------------
                                                     (Signature)


                                    Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.